UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 2, 2009

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303-A College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 613-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 2, 2009, Pharmasset, Inc. (the “Company”) and 300 CRA LLC (“CRA”) entered into an extension and modification (the “Extension”) of the lease by and between the Company and CRA, dated as of May 18, 2005, pursuant to which the Company leases its headquarters and laboratory space from CRA located at 303A College Road East, Princeton, New Jersey (the “Lease”). Pursuant to the terms of the Extension, the parties have agreed to extend the term of the Lease for an additional five years, from May 23, 2010 through May 22, 2015. In addition, CRA has agreed to perform certain repairs and improvements to the leased premises, the cost of which will be borne solely by CRA.

Under the terms of the Extension, the basic monthly rent payable by the Company to CRA will be $69,614.48 beginning on August 23, 2010. For the period May 23, 2010 through August 22, 2010, the Company will not be required to pay any rent, but will be required to pay for certain operating expenses and property taxes actually incurred by the Company during those months.

The foregoing description of the material terms of the Extension is qualified in its entirety by reference to the full text of the Extension, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference. A copy of the Lease is filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 8, 2006.

There is no relationship between the Company and CRA other than the Lease and the Extension.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Extension and Modification of Lease by and between 300 CRA LLC and Pharmasset, Inc. dated June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: June 17, 2009	By:	/s/ Kurt Leutzinger
Kurt Leutzinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	First Extension and Modification of Lease by and between 300 CRA LLC and Pharmasset, Inc. dated June 2, 2009